UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona 85283

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2012, Mobile Mini, Inc. (the “Mobile Mini”) and certain of its subsidiaries entered into an ABL Credit Agreement (the “Credit Agreement”) with Deutsche Bank AG New York Branch (“Deutsche Bank”), as administrative agent, and the other lenders party thereto. The Credit Agreement provides for a five-year, $900 million first lien senior secured revolving credit facility, which is for borrowing in U.S. Dollars (the “U.S. Subfacility”), in Pounds Sterling and Euros (the “U.K. Subfacility”), and in Canadian Dollars (the “Canadian Subfacility”). The U.S. Subfacility is subject, among other things, to the terms of a borrowing base calculated as a discount to the value of certain pledged United States collateral; the U.K. Subfacility is subject to a similar borrowing base that includes certain pledged U.K. collateral; and the Canadian Subfacility is subject to a similar borrowing base that includes certain pledged Canadian collateral. Under the terms of the Credit Agreement, certain real property will require an appraisal before the value can be considered in the borrowing base of the respective subfacilities. All three borrowing bases are subject to certain reserves and caps customary for financings of this type. If at any time the aggregate amounts outstanding under the subfacilities exceed the respective borrowing base then in effect, a prepayment of an amount sufficient to eliminate such excess is required to be made. The terms of the Credit Agreement provide that Mobile Mini is required to prepay loans with net cash proceeds from sales of debt or equity securities or asset sales, including casualty proceeds. Mobile Mini has the right to prepay loans, other than Bankers’ Acceptance Loans (defined below), under the Credit Agreement in whole or in part at any time. All amounts borrowed under the Credit Agreement must be repaid on or before the earlier of (i) February 22, 2017 and (ii) the date that is 90 days prior to the final maturity date of Mobile Mini’s senior unsecured notes in the aggregate principal amount of $150,000,000 due 2015 if such senior unsecured notes in an aggregate principal amount in excess of $50 million remain outstanding on such date. The Credit Agreement also provides for the issuance of irrevocable standby letters of credit by U.S. lenders in amounts totaling up to $50 million, by U.K.-based lenders in amounts totaling up to $20 million, and by Canadian-based lenders in amounts totaling up to $10 million.

Loans made under the U.S. Subfacility will bear interest at a rate equal to, at Mobile Mini’s option, either (a) the London Interbank Operating Rate (“LIBOR”) plus an applicable margin (“LIBOR Loans”) or (b) the prime rate plus an applicable margin (“Base Rate Loans”). With some exceptions, Mobile Mini may freely convert LIBOR Loans to Base Rate Loans and vice versa. Loans made under the U.K. Subfacility denominated in Pounds Sterling will bear interest at a rate equal to the LIBOR plus an applicable margin and loans denominated in Euros will bear interest at a rate equal to the Euro Inter-Bank Offered Rate (“EURIBOR”) plus an applicable margin. Loans made under the Canadian Subfacility will bear interest at a rate equal to, at Mobile Mini’s option, either (i) the Canadian prime rate plus an applicable margin (“Canadian Prime Rate Loans”) or (ii) on terms agreed to between a Canadian Borrower and accepted by a Lender pursuant to the terms of the Credit Agreement (“Bankers’ Acceptance Loans”). With some exceptions, Mobile Mini may freely convert Canadian Prime Rate Loans to Bankers’ Acceptance Loans and vise versa. Under the Credit Agreement, the applicable margins for each type of loan will be 2.25% for LIBOR Loans and 1.25% for base rate loans for six months after February 22, 2012 and thereafter will be based on an availability-based pricing grid and will range from 1.75% to 2.25% for LIBOR Loans and 0.75% to 1.25% for base rate loans at each measurement date.

In addition to paying interest on outstanding principal under the Credit Agreement, Mobile Mini will be required to pay an unused line fee to the lenders under the revolving credit facilities in respect of the unutilized commitments thereunder. The unused line fee rate is 0.500% per annum if the unused amount is less than or equal to 33.3% of the aggregate commitments or 0.375% per annum if the unused amount is greater than 33.3%. Mobile Mini will also pay customary letter of credit fees.

Ongoing extensions of credit under the Credit Agreement are subject to customary conditions, including sufficient availability under the respective borrowing base. The Credit Agreement also contains covenants that require Mobile Mini to, among other things, periodically furnish financial and other information to the various lenders. The Credit Agreement contains customary negative covenants applicable to Mobile Mini and its subsidiaries, including negative covenants that restrict the ability of such entities to, among other things, (i) allow certain liens to attach to Mobile Mini or subsidiary assets, (ii) repurchase or pay dividends or make certain other restricted payments on capital stock and certain other securities, or prepay certain indebtedness, (iii) incur additional indebtedness or engage in certain other types of financing transactions, and (iv) make acquisitions or other investments. In addition, Mobile Mini must comply with a minimum fixed charge coverage ratio of 1.00 to 1.00, and a maximum debt ratio of 5.50 to 1.00, in each case as of the last day of each quarter, upon the minimum availability amount under the Credit Agreement falling below the greater of $90 million and 10% of the then total revolving loan commitment.

The U.S. Subfacility is guaranteed by Mobile Mini and all of its domestic subsidiaries. The U.K. Subfacility and the Canadian Subfacility are guaranteed by Mobile Mini and all of its domestic and certain of its foreign subsidiaries. The U.S. Subfacility will be secured by a first priority lien on substantially all assets of Mobile Mini and its domestic subsidiaries; the U.K. Subfacility will be secured by a first priority lien on substantially all of the assets of Mobile Mini and its domestic and U.K. subsidiaries; and the Canadian Subfacility will be secured by a first priority lien on substantially all of the assets of Mobile Mini and its domestic and certain Canadian subsidiaries.

The Credit Agreement also includes other covenants, representations, warranties, indemnities, and events of default that are customary for facilities of this type, including events of default relating to a change of control of Mobile Mini.

The foregoing description of the Credit Agreement is qualified in its entirety by the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, on February 22, 2012, Mobile Mini repaid in full all obligations and liabilities owing under, and terminated, its $850 million ABL Credit Agreement dated June 27, 2008, as amended on August 31, 2008 and August 17, 2010, with certain of its subsidiaries, Deutsche Bank AG New York Branch, as administrative agent, and the other lenders party thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 22, 2012, Mobile Mini entered into the Credit Agreement. The description of the Credit Agreement set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	ABL Credit Agreement, dated February 22, 2012, among Mobile Mini, Inc., Deutsche Bank AG New York Branch, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2012

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
Name: Christopher J. Miner Title: Senior Vice President and General Counsel